UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2010

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

2441 High Timbers Drive, Suite 120, The Woodlands, Texas 77380
(Address of principal executive offices and Zip Code)

(281) 298-9555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 8, 2010, our company entered into the following:

(a)	a Stock Option and Subscription Agreement with Pierre Mulacek, our president and chief executive officer, granting him 650,000 options in consideration for his continued services;

(b)	a Stock Option and Subscription Agreement with Reginald Denny, our company’s Chief Financial Officer, granting him 550,000 options in consideration for his continued services; and

(c)	a Stock Option and Subscription Agreement with Erich Hofer, the company’s director, granting him 300,000 options in consideration for his continued services.

The stock options are exercisable at $0.25 per share and are exercisable until October 8, 2015.

Item 3.02  Unregistered Sales of Equity Securities.

Effective October 8, 2010, we granted an aggregate of 1,725,000 stock options to five individuals who are either directors, executive officers and/or key employees of our company. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Item 8.01  Other Events.

In addition to granting 1,500,000 options to insiders as set out in Item 1.01 herein, we granted an additional 225,000 options to two employees of our company who are not insiders. Each option is exercisable at $0.25 per share, and exercisable until the expiry date, which is October 8, 2015.

Item 9.01.  Financial Statements and Exhibits.

10.1Stock Option Agreement dated October 8, 2010 with Pierre Mulacek

10.2Stock Option Agreement dated October 8, 2010 with Reginald Denny

10.3Stock Option Agreement dated October 8, 2010 with Erich Hofer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek
Pierre Mulacek
President and Chief Executive Officer

Date:   October 14, 2010